Exhibit 24.1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 27th day of March, 2017.

PAVMED INC.

By:	/s/ Lishan Aklog, M.D.
Lishan Aklog, M.D.
Chairman and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each Lishan Aklog, M.D. and Dennis M. McGrath his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Lishan Aklog, M.D.	Chairman and Chief Executive Officer	March 27, 2017
Lishan Aklog, M.D.	(Principal Executive Officer)

/s/ Dennis M. McGrath	Chief Financial Officer (Principal Accounting	March 27, 2017
Dennis M. McGrath	and Financial Officer) and Secretary

/s/ Michael Glennon	Vice Chairman	March 27, 2017
Michael Glennon

/s/ James L. Cox, M.D.	Director	March 27, 2017
James L. Cox, M.D.

/s/ Ira Scott Greenspan	Director	March 27, 2017
Ira Scott Greenspan

/s/ Joshua R. Lamstein	Director	March 27, 2017
Joshua R. Lamstein

/s/ Ronald M. Sparks	Director	March 27, 2017
Ronald M. Sparks

/s/ David Weild IV	Director	March 27, 2017
David Weild IV